Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION FILES RESTATED FINANCIAL REPORTS

February 7, 2020 – HOUSTON, TX – SAExploration Holdings, Inc. (“SAE”) (NASDAQ: SAEX, OTCQB: SXPLW) today announced that it has filed an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018 with the Securities and Exchange Commission (“SEC”).  The Annual Report includes restated audited consolidated financial statements as of and for the years ended December 30, 2018 and 2017, as well as restated unaudited interim financial statements for the quarterly periods ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017.  SAE has also filed an amended Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2019, which includes restated unaudited interim financial statements for the quarterly periods ended March 31, 2019 and March 31, 2018.  SAE has also filed Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and September 30, 2019, and is now current in its filings with the SEC.

As SAE previously disclosed, a Special Committee of the Board of Directors was established to oversee an internal investigation with respect to certain accounting matters; those matters are the subject of ongoing SEC and Department of Justice investigations. The Audit Committee has authorized the filing of the restated financial statements described above in order to correct its previously issued financial statements.  The restated financial statements, and additional details regarding both the restatements and the findings of the investigation, are contained in SAE’s Form 10-K/A and Form 10-Q/A filed today.

About SAExploration Holdings, Inc.

SAE is an international oilfield services company offering a full range of vertically-integrated seismic data acquisition, data processing and interpretation, and logistical support services throughout North America, South America, Asia Pacific, Africa and the Middle East. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of data processing and interpretation services utilizing its proprietary, patent-protected software, and also provides in-house logistical support services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation, and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. With its global headquarters in Houston, Texas, SAE supports its operations through a multi-national presence in the United States, United Kingdom, Canada, Peru, Colombia, Bolivia, Malaysia, and Singapore. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this press release or incorporated in filings SAE makes with the Securities and Exchange Commission.

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Forward Looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable U.S. federal securities laws. The words “may,” “possible,” “estimates”, “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the possible impact of the matters summarized in this press release, may or may not be realized, and differences between estimated results and those actually realized may be material.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to known and unknown uncertainties, including:

•	the impact of the restatement of SAE’s previously issued consolidated financial statements;
•	the identified material weaknesses in SAE’s internal control over financial reporting and SAE’s ability to remediate those material weaknesses;
•

the outcome of the investigations by the SEC, the Department of Justice (“DOJ”) and the Alaska Department of Revenue (the “DOR”), which is investigating SAE’s treatment of Alaskan Seismic Ventures, LLC as a variable interest entity and related Alaska tax credit certificates, which could include sanctions or other actions against SAE and its officers and directors, civil lawsuits, and penalties;

•	the outcome of SAE’s internal investigation into the matters summarized in the Annual Report on Form 10-K/A for the year ended December 31, 2018;
•	the possible impact on payments received from the State of Alaska regarding tax credits;
•	risks related to a possible delisting from the Nasdaq Capital Market;
•

the availability of liquidity and capital resources, including SAE’s need to obtain additional working capital for upfront expenditures for upcoming projects, and the potential impact this has on SAE’s business and competitiveness;

•	costs and outcomes of pending and future litigation;
•

the time and expense required to respond to the SEC, DOJ and DOR investigations and for SAE to complete the restatement and its internal investigation, which expenses have been and are likely to continue to be material and are likely to have a material adverse impact on SAE’s cash balance, cash flow and liquidity;

•	delays, reductions or cancellations of project awards and SAE’s ability to realize revenue projected in its backlog; and
•	other risks described more fully in SAE’s filings with the SEC that relate to matters not covered in this press release.

Each of these risks, and the known and unknown consequences of these risks, could have a material negative impact on SAE, its business and prospects. As of the date of this press release, SAE cannot make any assurances regarding the impact or outcome of these risks. Forward-looking statements reflect the views of SAE as of the date hereof. SAE does not undertake to revise these statements to reflect subsequent developments, other than in compliance with U.S. federal securities laws and SAE’s determination that any such revised disclosure is necessary or advisable to do.

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Contact

SAExploration Holdings, Inc.

Michael Faust

Chief Executive Officer and President

(281) 258-4400

mfaust@saexploration.com

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